Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 13th day of June, 2019, by and between IIP-MI 1 LLC, a Delaware limited liability company (“Landlord”), and Green Peak Industries, LLC, d/b/a Green Peak Innovations and a Michigan limited liability company (“Tenant”).

RECITALS

A.           WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of August 2, 2018 (the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 10070 Harvest Park, Dimondale, Michigan 48821; and

B.           WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.          Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.          Term. Section 3.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

“The actual term of this Lease (as the same may be extended or earlier terminated in accordance with this Lease, the "Term") commenced on August 2, 2018 (the "Commencement Date") and shall end on December 31, 2034, subject to extension or earlier termination of this Lease as provided herein.”

3.          TI Allowance. The first sentence of Section 5.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

"Tenant shall cause appropriate improvements consistent with the Permitted Use (the "Tenant Improvements") to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit E (the "Work Letter") at a cost to Landlord not to exceed Twenty Million Two Hundred Thousand Dollars ($20,200,000.00) (the "TI Allowance")."

In addition, Section 5.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

“5.2.          Tenant shall have until December 31, 2032 to request disbursement for the final installment of the TI Allowance, and may request no more than one disbursement of the TI Allowance per month, with each disbursement (other than the final disbursement) being no less than Two Hundred Thousand Dollars ($200,000.00). Landlord's obligation to disburse any of the TI Allowance shall be conditional upon Tenant's satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter. In addition, Landlord's obligation to disburse any of the TI Allowance in excess of Twenty Million Dollars ($20,000,000.00) shall be conditioned upon the satisfaction of the following: (a) Tenant's delivery to Landlord of a certificate of occupancy for the Premises suitable for the Permitted Use, as applicable; (b) Tenant's delivery to Landlord of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor or such other form or certification as may be reasonably acceptable to Landlord; (c) Tenant's satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter; and (d) there shall be no uncured event of default by Tenant under this Lease."

4.          Monthly Base Rent and Property Management Fee Schedule. Exhibit F of the Existing Lease is hereby replaced in its entirety with Exhibit A attached hereto and incorporated by reference herein.

5.          Funding of Additional Improvements. Section 36 of the Existing Lease is hereby amended and restated in its entirety as follows:

“36. Intentionally Omitted.”

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6.          Right of First Refusal. In the event the Tenant or any entity affiliated with Tenant (in this context, the “Tenant Party”) intends to enter into a transaction to (a) sell or purchase any real property (the “ROFR Property”) and (b) concurrently with the close of the sale, to lease such ROFR Property back from a third party, Tenant Party shall give Landlord written notice thereof (the "Notice of Sale/Lease Transaction"), which notice shall include the purchase price and other basic terms upon which Tenant Party is willing to purchase or sell such ROFR Property, as applicable, and the terms upon which Tenant Party is willing to lease such ROFR Property (the "Proposed Transaction Terms"). Landlord shall have a period of thirty (30) days from Landlord’s receipt of a Notice of Sale/Lease Transaction to notify Tenant Party of its decision to purchase the ROFR Property from Tenant Party or the applicable third party and lease the ROFR Property to Tenant Party upon the Proposed Transaction Terms set forth in the Notice of Sale/Lease Transaction (the "ROFR"). If Landlord fails to notify Tenant Party of Landlord’s intent to exercise the ROFR within thirty (30) days of receipt of the Notice of Sale/Lease Transaction, then Landlord shall be deemed to have waived the ROFR with respect to the transaction as described in the Notice of Sale/Lease Transaction. Should Landlord waive (or be deemed to have waived) the ROFR, Tenant Party shall be at liberty to proceed with the transaction described in the Notice of Sale/Lease Transaction so long as the economic terms of the transaction are not less favorable to Tenant Party than the Proposed Transaction Terms. If for any reason Tenant Party fails to sell or acquire the ROFR Property within six (6) months of the date Tenant Party first gives notice to Landlord pursuant to this Section 6, or if Tenant Party determines to enter into a sale and lease-back transaction with respect to the ROFR Property upon terms that are less favorable to Tenant Party than the Proposed Transaction Terms set forth in the Notice of Sale/Lease Transaction, then Landlord’s ROFR rights pursuant to this Section 6 shall apply and Tenant Party must deliver a second Notice of Sale/Lease Transaction setting forth the same or revised Proposed Transaction Terms. Landlord shall have a ten (10) business day period from Landlord’s receipt of the second Notice of Sale/Lease Transaction to notify Tenant Party of its decision to purchase or not purchase the ROFR Property upon the Proposed Transaction Terms set forth in the second Notice of Sale/Lease Transaction. If Tenant Party either receives a notice from Landlord that Landlord does not desire to purchase the ROFR Property or Tenant Party fails to receive any notice from Landlord within the applicable time period, then Tenant Party shall have the right to proceed with the transaction described in the second Notice of Sale/Lease Transaction so long as the economic terms of the transaction are not less favorable to Tenant Party than the Proposed Transaction Terms set forth therein. In the event Landlord timely exercises its ROFR with respect to any transaction described in a Notice of Sale/Lease Transaction in accordance with the provisions of this Section 6, not later than thirty (30) days after the receipt by Tenant Party of Landlord’s written notice of exercise of its ROFR, Landlord and Tenant Party shall enter into and execute a definitive purchase agreement, incorporating the Proposed Transaction Terms for the sale and lease of the ROFR Property as reflected in the Notice of Sale/Lease Transaction. The terms of this Section 6 shall terminate and be of no further force or effect on June 12, 2026, except with respect to any ROFR Property for which Tenant Party has provided to Landlord a Notice of Sale/Lease Transaction prior to such date. For the purposes of this Section 6, an “entity affiliated with Tenant” shall mean any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with Tenant.

7.          Broker. Each of Landlord and Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the indemnified party’s option and with counsel reasonably acceptable to indemnified party, at the indemnifying party’s sole cost and expense) and hold harmless the other party’s Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8.          No Default. Each of Tenant and Landlord represents, warrants and covenants that, to the best of such party’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9.          Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

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10.         Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

11.         Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

12.         Authority. Each of Tenant and Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

13.         Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MI 1 LLC,
a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

TENANT:

Green Peak Industries, LLC,
a Michigan limited liability company

By:	/s/ Jeff Radway
Name:	Jeff Radway
Title:	CEO

EXHIBIT F

      MONTHLY BASE RENT AND PROPERTY MANAGEMENT FEE SCHEDULE

				Initial	Follow-On TI
				Monthly Amortized	Monthly Amortized	Monthly Property	Monthly Total
Time Period (Months)			Monthly Base Rent	Base Rent	Base Rent	Management Fee	Amount
6/13/2019	through	8/1/2019	$262,500.00	$2,754.24	$-	$3,937.50	$269,191.74
8/2/2019	through	9/30/2019	$271,687.50	$2,754.24	$-	$4,075.31	$278,517.05
10/1/2019	through	10/31/2019	$336,375.00	$2,754.24	$-	$5,045.63	$344,174.86
11/1/2019	through	11/30/2019	$401,062.50	$2,754.24	$-	$6,015.94	$409,832.67
12/1/2019	through	12/31/2019	$401,062.50	$2,754.24	$-	$6,015.94	$409,832.67
1/1/2020	through	8/1/2020	$401,062.50	$2,754.24	$2,919.16	$6,059.72	$409,876.46
8/2/2020	through	8/1/2021	$415,099.69	$2,754.24	$2,919.16	$6,270.28	$424,124.21
8/2/2021	through	8/1/2022	$429,628.18	$2,754.24	$2,919.16	$6,488.21	$438,870.62
8/2/2022	through	8/1/2023	$444,665.16	$2,754.24	$2,919.16	$6,713.76	$454,133.16
8/2/2023	through	8/1/2024	$460,228.44	$2,754.24	$2,919.16	$6,947.21	$469,929.89
8/2/2024	through	8/1/2025	$476,336.44	$2,754.24	$2,919.16	$7,188.83	$486,279.51
8/2/2025	through	8/1/2026	$493,008.21	$2,754.24	$2,919.16	$7,438.91	$503,201.36
8/2/2026	through	8/1/2027	$510,263.50	$2,754.24	$2,919.16	$7,697.74	$520,715.48
8/2/2027	through	8/1/2028	$528,122.72	$2,754.24	$2,919.16	$7,965.63	$538,842.59
8/2/2028	through	8/1/2029	$546,607.02	$2,754.24	$2,919.16	$8,242.89	$557,604.15
8/2/2029	through	8/1/2030	$565,738.27	$2,754.24	$2,919.16	$8,529.86	$577,022.36
8/2/2030	through	8/1/2031	$585,539.10	$2,754.24	$2,919.16	$8,826.87	$597,120.22
8/2/2031	through	8/1/2032	$606,032.97	$2,754.24	$2,919.16	$9,134.28	$617,921.49
8/2/2032	through	8/1/2033	$627,244.13	$2,754.24	$2,919.16	$9,452.45	$639,450.81
8/2/2033	through	8/1/2034	$649,197.67	$-	$2,919.16	$9,781.75	$658,979.42
8/2/2034	through	12/31/2034	$671,919.59	$-	$2,919.16	$10,122.58	$682,042.17

Extension Option 1
1/1/2035	through	8/1/2035	$671,919.59	$-	$-	$10,078.79	$681,998.38
8/2/2035	through	8/1/2036	$695,436.78	$-	$-	$10,431.55	$705,868.33
8/2/2036	through	8/1/2037	$719,777.06	$-	$-	$10,796.66	$730,573.72
8/2/2037	through	8/1/2038	$744,969.26	$-	$-	$11,174.54	$756,143.80
8/2/2038	through	8/1/2039	$771,043.18	$-	$-	$11,565.65	$782,608.83
8/2/2039	through	12/31/2039	$798,029.70	$-	$-	$11,970.45	$810,000.14

Extension Option 2
1/1/2040	through	8/1/2040	$798,029.70	$-	$-	$11,970.45	$810,000.14
8/2/2040	through	8/1/2041	$825,960.74	$-	$-	$12,389.41	$838,350.15
8/2/2041	through	8/1/2042	$854,869.36	$-	$-	$12,823.04	$867,692.40
8/2/2042	through	8/1/2043	$884,789.79	$-	$-	$13,271.85	$898,061.64
8/2/2043	through	8/1/2044	$915,757.43	$-	$-	$13,736.36	$929,493.79
8/2/2044	through	12/31/2044	$947,808.94	$-	$-	$14,217.13	$962,026.08